   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 28, 2001


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      TECHNICAL COMMUNICATIONS CORPORATION
                      ------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             MASSACHUSETTS                            04-2295040
  -----------------------------------               --------------
   (State or Other Jurisdiction of                 (I.R.S. Employer
    Incorporation or Organization)                Identification No.)


                 100 DOMINO DRIVE, CONCORD, MASSACHUSETTS 01742
                 ----------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)



                      TECHNICAL COMMUNICATIONS CORPORATION
                            2001 Stock Option Plan
                       ----------------------------------
                            (Full Title of the Plan)


                               CARL H. GUILD, JR.
                                 PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER
                                100 Domino Drive
                          CONCORD, MASSACHUSETTS 01742
                                 (978) 287-5100
                             ---------------------------
           (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                          LAWRENCE H. GENNARI, ESQUIRE
                               GADSBY HANNAH LLP
                              225 FRANKLIN STREET
                          Boston, Massachusetts  02110
                                 (617) 345-7000

                        CALCULATION OF REGISTRATION FEE


Title of                                     Proposed Maximum         Proposed Maximum
Securities             Amount to be          Offering Price Per       Aggregate Offering    Amount of
to be Registered       Registered(1)           Share(2)                 Price(2)            Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock,
 $.10 par value
 per share (the
 "Common Stock")..        350,000                   $.99                  $341,490.00           $81.62
 -----------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to stock splits or similar transactions.

(2) The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many of these shares will be purchased or at what price. A portion of the shares (83,500 shares) are issuable upon exercise of options with fixed exercise prices ranging from $.90 to $.96. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The shares representing unissued options (266,500 shares) do not have a fixed exercise price. The proposed maximum offering price per share for such shares has been calculated pursuant to Rule 457(h) as $.99, which is the average of the high and low prices of the Registrant's Common Stock as listed on Nasdaq on December 20, 2001.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement on Form S-8. Such documents and the documents incorporated by reference in this Registration Statement on Form S-8 pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and will be given to employees participating in the Technical Communications Corporation 2001 Stock Option Plan (the "Plan").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

The following documents have been previously filed by Technical Communications Corporation (the "Company") with the Securities and Exchange Commission and are incorporated herein by reference:

1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 ("Fiscal 2000");

2. The Company's Quarterly Reports on Form 10-QSB for the quarters ended December 30, 2000, March 31, 2001 and June 30, 2001;

3. All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of Fiscal 2000; and

4. The descriptions of the Company's Common Stock which are contained in the registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement on Form S-8 and prior to such time as the Company files a post-effective amendment to this Registration Statement on Form S-8 which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement on Form S-8 and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

Section 67 of Chapter 156B of the Massachusetts General Laws provides that indemnification of directors, officers, employees, and agents of the Registrant may be provided to the extent specified in or authorized by (i) its articles of organization, (ii) a by-law provision adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

Section 6 of the Registrant's Articles of Organization, as amended, provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages by breach of fiduciary duty as a director to the extent provided by applicable law notwithstanding any provision of law imposing such liability; provided, however, that Section 6 shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 61 or 62 of the Business Corporation Law of the Commonwealth of Massachusetts, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not be construed in any way so as to impose or create liability. The foregoing provisions of Section 6 shall not eliminate the liability of a director for any act or omission occurring prior to the date on which Section 6 became effective. No amendment to or repeal of Section 6 shall apply to or have any effect on the liability or alleged liability of any director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

Not applicable.

ITEM 8.  EXHIBITS.
         --------

(a) The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.    Description
-----------    -----------

   4           Technical Communications Corporation 2001 Stock Option Plan.

   5 Opinion Letter of Gadsby & Hannah LLP as to legality of shares being registered.

  23a          Consent of Gadsby & Hannah LLP (contained in Opinion filed as
               Exhibit 5).

  23b          Consent of Grant Thornton LLP.

ITEM 9.  UNDERTAKINGS.
         ------------

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any additional or changed material information on the plan of distribution.

(2) For the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. in the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Concord, Commonwealth of Massachusetts on this 27th day of December, 2001.

                               TECHNICAL COMMUNICATIONS CORPORATION


                               By:   /s/ Carl H. Guild, Jr.
                                   ----------------------------
                                   Carl H. Guild, Jr., Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                           Capacity                         Date
----                           --------                         ----

/s/ Carl H. Guild, Jr.         President, Chief Executive       December 27, 2001
------------------------       Officer, and Chairman of the
Carl H. Guild, Jr.             Board of Directors
                               (principal executive officer)

/s/ Michael P. Malone          Chief Financial Officer,         December 27, 2001
------------------------       Treasurer, and Assistant
Michael P. Malone              Clerk (principal financial and
                               accounting officer)

/s/ Mitchell B. Briskin        Director                         December 27, 2001
------------------------
Mitchell B. Briskin

/s/ David A. B. Brown          Director                         December 27, 2001
------------------------
David A.B. Brown

/s/ Robert T. Lessard          Director                         December 27, 2001
------------------------
Robert T. Lessard

/s/ Donald Lake                Director                         December 27, 2001
------------------------
Donald Lake

/s/ Thomas E. Peoples          Director                         December 27, 2001
------------------------
Thomas E. Peoples


                             EXHIBIT INDEX
                             -------------

                                                          Sequentially Numbered
Exhibit No.     Description                                    Page Number
-----------     -----------                                    -----------

   4            Technical Communications Corporation                 9
                2001 Stock Option Plan

   5            Opinion Letter of Gadsby Hannah LLP                 16
                as to legality of shares being registered

  23a           Consent of Gadsby Hannah LLP
                (contained in Opinion filed as Exhibit No. 5)       16

  23b           Consent of Grant Thornton LLP                       17